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Contact:  Media Relations:                       Investor Relations:
Kimberly A. Welch, +44 207 973 5900              Janet Halpin,  248 354 8847
Jim Fisher,  248 354 9809
Dieter Mueller, +49 611 201 9100

Federal-Mogul Corporation Files Voluntary Chapter 11 and Administration
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Petitions to Resolve Asbestos Claims
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        .   Business Will Continue to Operate Without Interruption
        .   No Job Losses or Facility Closures Directly Resulting from the
            Filings
        .   Advanced Technology Effort Continues for Customers
        .   Supply Chain Remains Strong

     Southfield, Michigan, October 1, 2001... Federal-Mogul Corporation (NYSE:
FMO) today announced that to separate its asbestos liabilities from its true operating potential, the company and its United States subsidiaries have voluntarily filed for financial restructuring under Chapter 11 of the U.S Bankruptcy Code. In addition, Federal-Mogul subsidiaries in the United Kingdom have filed jointly for Chapter 11 and Administration under the U.K. Insolvency Act of 1986. No company subsidiaries outside of the United States and the United Kingdom are included in these filings.

     The filings, made today in the U.S. Bankruptcy Court in Wilmington, Delaware, and the High Court of Justice, Chancery Division, London, England, enable Federal-Mogul to develop a plan to resolve its asbestos liabilities. During these restructuring proceedings, Federal-Mogul will continue business operations without interruption, and with the full support of its major customers and suppliers.

     "Moving forward, Federal-Mogul will continue to serve its existing customers, fulfill current contracts and secure new business," said Federal-Mogul Chairman and Chief Executive Officer Frank Macher. "I have been in close contact with many of our major customers and suppliers, who have indicated that they will support Federal-Mogul during the restructuring process."

     Federal-Mogul intends to work closely with asbestos claimants and other creditors to develop a financial reorganization plan that will address asbestos claims and establish a viable capital structure for the long-term growth and profitability of the company's operations.

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                                       -2-

     In conjunction with the filings, Federal-Mogul has obtained commitments of up to $675 million in a new loan through debtor-in-possession financing from a group of banks led by J.P. Morgan Chase & Co. Following the U.S. Court's approval, Federal-Mogul can use these funds to meet the future needs and obligations associated with normal business operations. This includes payment under normal terms to suppliers and vendors for all goods and services that are provided after today's filing.

     "After vigorously working for a legislative solution and operating nine months with our new litigation approach for managing asbestos claims, we have determined that the Chapter 11 and Administration processes are the only way we can effectively structure payments for claimants without financially crippling the operations of Federal-Mogul. This voluntary, but difficult, decision to file enables us to continue our operations with the same high level of commitment to our product quality and innovative technologies required to competitively serve our customers," said Macher. "Federal-Mogul is a very good company with dedicated, talented employees. We have a long history and a solid future providing we take this undeniably difficult action."

     No Federal-Mogul job losses or facility closures are expected as a direct result of the filings. The company expects its employees worldwide will continue to be paid in the normal manner and that their benefits will not be disrupted. Federal-Mogul's qualified U.S. and U.K. pension plans for retirees are protected by law.

     Macher said the goals of Federal-Mogul's restructuring include:
   . Continue business operations without interruption, including the full support of its customers.
   . Continue to compensate and reward our employees as valued corporate assets. . Create an environment where our employees can focus on serving our customers without distractions.
   . Grow the business on a global basis.
   . Invest capital and human resources in core businesses for our ongoing competitive advantage.
   . Develop advanced technologies to maintain performance leadership.
   . Provide for asbestos claimants.
   . Complete the restructuring proceedings in a reasonable time frame.
   . Treat creditors and shareholders fairly.

     "The operations of Federal-Mogul are fundamentally sound," Macher said. "We have a clear leadership position in many of our major markets, and our products are vital to the automotive industry. We have a loyal, global customer base, strong technology in our core products, and the best brand names in the industry. These business strengths combined with our employee talent forms a solid foundation for long term success.

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                                       -3-

     "Today's action provides a means for effectively separating our company's acquired asbestos liabilities from our true operating potential, thus paving the way for Federal-Mogul to emerge from the reorganization process as a stronger, more competitive enterprise," Macher added. "We remain committed in our efforts to bring about a legislative solution for managing asbestos claims."

     Federal-Mogul is one of more than 30 companies involved in asbestos-related litigation to voluntarily file for Chapter 11 since 1982. Ten companies involved in asbestos-related litigation have filed since January 1, 2000.

     In the United Kingdom, the Administration Order is a court order placing Federal-Mogul's U.K. businesses under the control of a court-appointed administrator. The order is intended to preserve the company's business and allow a reorganization of its assets while protecting it from actions by creditors and asbestos claimants. While these filings are independent of the U.S., every effort is being made to maintain a mutual goal of reorganization.

     For more information on Federal-Mogul's financial restructuring, visit the company's web site at http://www.federal-mogul.com. For questions or
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informational needs beyond what is available on the web site, the following call centers have been established:

 . Suppliers serving operations in the United States and Canada may call 1-888-333-6645 or 1-248-354-7860
 . Suppliers serving operations outside of the United States and Canada may call the following toll-free numbers: from the United Kingdom - 0800 389 6881; from Germany - 0800 181 8324; from France - 0800 919 605; from Italy - 800 783 590;
from Spain - 900 938 958. Suppliers calling  from any other country can dial
+44 161 490 2650.
 . Customers, employees, investors, retirees and friends of Federal-Mogul may call 1-888-711-3981 or 1-248-354-7884

Federal-Mogul Hosts Restructuring Conference Call
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     Federal-Mogul will be hosting a conference call at 1:00 p.m. EDT today,
Monday, October 1, to discuss the company's financial restructuring. The conference call will feature remarks by Frank Macher, chairman and chief executive officer. Chip McClure, president and chief operating officer and Mike Lynch, executive vice president and chief financial officer, will join Macher during the question and answer period. To participate in the call, dial 1-719-457-2650 and give 515570 as the Federal-Mogul RSVP confirmation code when requested. Please dial into the conference 15 minutes prior to 1:00 p.m.

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                                       -4-

     Federal-Mogul expects to report its financial results for the third quarter of 2001 in a Form 10-Q scheduled to be filed with the Securities and Exchange Commission no later than November 14, 2001.

     Headquartered in Southfield, Michigan, Federal-Mogul is an automotive parts manufacturer providing innovative solutions and systems to global customers in the automotive, small engine, heavy-duty and industrial markets. The company was founded in 1899.

                                     # # # #

     Certain statements contained or incorporated in this press release which are not statements of historical fact constitute "Forward Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995, the Act. Such statements are made in good faith by the Company pursuant to the Safe Harbor Provisions of the Act.

     Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management as well as the Company's views regarding industry and economic conditions and trends. Among the forward-looking statements that may be included in this press release are statements regarding plans to implement restructuring initiatives, plans to address issues related to financing of the company's business operations, statements regarding industry conditions, and statements regarding the scope and effect of asbestos liabilities.

     These forward-looking statements involve known and unknown risks, which may cause the Company's actual results to differ materially from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, without limitation, fluctuation and demand for both original equipment and replacement components in the automotive, heavy-duty vehicular and industrial market, the effect of certain global and regional economic conditions, the ability of the Company to control operating and other costs, legal proceedings and claims (including environmental and asbestos matters) involving the Company, changes in the Company's relationships with customers and suppliers, the effect of the bankruptcy filing by the Company and its subsidiaries and the filing for administration by the Company's U.K. subsidiaries, legislative risks and uncertainties, and other factors some of which are beyond the Company's control.

     Federal-Mogul assumes no obligation to update any forward looking information contained in this press release.
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Contact:      Kimberly A. Welch  +44 207 973 5900
              Jim Fisher  248/354-9809

FOR IMMEDIATE RELEASE

Federal-Mogul Appoints Frank E. Macher Chairman and Chief Executive Officer,
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Accelerating Leadership Succession Plan
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         Southfield, Michigan, October 1, 2001...The Board of Directors of
Federal-Mogul Corporation (NYSE: FMO) has elected Frank E. Macher as chairman and chief executive officer, adding the responsibilities of chairman to his previous role as chief executive officer, effective October 1, 2001. Macher, 60, replaces Robert S. (Steve) Miller Jr., who had been serving as non-executive chairman and who will remain on Federal-Mogul's board of directors.

         The board's action accelerates a leadership succession plan at Federal-Mogul that was announced at the time of Macher's appointment on January 11, 2001. The acceleration resulted from the recent appointment of Miller as chairman and chief executive officer of Bethlehem Steel Corporation, effective September 24, 2001.

         Chip McClure remains as Federal-Mogul's president and chief operating officer, a position he has held since January 11, 2001.

         Macher has more than 35 years of automotive industry experience. He served as president and chief executive officer of the former ITT Automotive, a $6 billion global automotive supplier, from July 1997 to January 1999. Before joining ITT, Macher served 30 years at Ford Motor Co. in a variety of progressively responsible positions in management, manufacturing, engineering and quality. His last position at Ford was vice president and general manager of the Automotive Components Division, the predecessor to the current Visteon Corporation. While at Ford, Macher served as general manager of the Plastic and Trim Products Division, the Electronics Division and the Electrical and Electronics Division. His other roles included vice president of northern Pacific Operations, based in Tokyo, Japan, and general manufacturing manager and plant manager at several Michigan facilities. He began his Ford career in 1966 as a manufacturing development engineer.

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                                      -2-

         Headquartered in Southfield, Michigan, Federal-Mogul is an automotive parts manufacturer providing innovative solutions and systems to global customers in the automotive, small engine, heavy-duty and industrial markets. The company was founded in 1899. Visit the company's web site at http://www.federal-mogul.com for more information.
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